Exhibit 99.1
Eagle Rock Announces Amendment to Securities Purchase and Global Transaction Agreement
Houston, January 12, 2010 — Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ:EROC) announced today that the Securities Purchase and Global Transaction Agreement (the “Original Global Transaction Agreement”) entered into between Eagle Rock and Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P. (collectively with certain of their affiliates, “NGP”) on December 21, 2009 has been amended to allow for greater financial flexibility with respect to the payment of the transaction fee contemplated therein.
Pursuant to the terms of the Amended and Restated Securities Purchase and Global Transaction Agreement (the “Amended Global Transaction Agreement”), the Partnership will pay the $29 million transaction fee to Eagle Rock Holdings, LP, an affiliate of NGP, in newly-issued common units valued at the greater of (i) 90% of the volume-adjusted trailing 10-day average of the trading price of Eagle Rock’s common units calculated on the 20th day prior to the date of the special meeting to obtain unitholder approval of the Amended Global Transaction Agreement and related proposals; and (ii) $3.10 per common unit. As an alternative, the Conflicts Committee of Eagle Rock’s Board of Directors may, at its sole discretion, cause the Partnership to pay the transaction fee in cash.
If the Partnership pays the transaction fee in common units, Eagle Rock will issue the common units upon the closing of the sale of its minerals business to a subsidiary of Black Stone Minerals Company, L.P. as contemplated in the previously announced Minerals Purchase and Sale Agreement dated as of December 21, 2009. Under this payment option, the record date for the rights offering contemplated in the Amended Global Transaction Agreement will be set after the transaction fee is paid, thus allowing NGP to participate in the rights offering with respect to the units it receives as payment for the transaction fee. In the Amended Global Transaction Agreement, NGP has agreed that, in the event the transaction fee is paid in common units as described above, it will exercise the rights issued in respect of such additional common units. This commitment is in addition to NGP’s previous commitment to exercise its rights with respect to the approximately 9,544,720 common units and general partner units it currently owns.
If the Conflicts Committee elects for the Partnership to pay the transaction fee in cash, the Partnership will pay the transaction fee on or before the later of the completion of the equity offering and the expiration of the NGP equity commitment contemplated in the Amended Global Transaction Agreement. The Conflicts Committee must make such election no later than 20 days prior to the special meeting.
Under the terms of the Original Global Transaction Agreement, the Conflicts Committee had the option of causing the Partnership to pay the $29 million transaction fee in cash or in common units valued at $3.10 per common unit. The payment would have been made, regardless of the form of payment, upon the later of the completion of the equity offering and the expiration of the NGP equity commitment contemplated in the Original Global Transaction Agreement.

The Conflicts Committee, which is comprised entirely of independent members of Eagle Rock’s Board of Directors, determined that the Amended Global Transaction Agreement, as well as the transactions contemplated in the Amended Global Transaction Agreement and the Minerals Purchase and Sale Agreement (collectively, the “Revised Recapitalization and Related Transactions”), are in the best interests of the Partnership and the public unitholders, approved them and recommended them to the Board for approval. Based on the recommendation of the Conflicts Committee, the Board has approved the Amended Global Transaction Agreement and the Revised Recapitalization and Related Transactions, and has recommended, along with the Conflicts Committee, that the public unitholders approve the Amended Global Transaction Agreement.
About Eagle Rock Energy Partners, L.P.
The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing interests in oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.
“Board of Directors” in this press release refers to the Board of Directors of the general partner of the general partner of the Partnership.
Important Additional Information Regarding the Revised Recapitalization and Related Transactions will be Filed with the Securities and Exchange Commission (“SEC”):
In connection with the proposed recapitalization, Eagle Rock will file a proxy statement and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT EAGLE ROCK AND THE RECAPITALIZATION. Investors and security holders may obtain copies of the proxy statement and other documents that Eagle Rock files with the SEC (when they are available) free of charge at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on Eagle Rock’s web site at http://www.eaglerockenergy.com or by directing a request to Eagle Rock Energy Partners, L.P., P.O. Box 2968, Houston, Texas 77252-2968, Attention: Investor Relations.
Eagle Rock and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unitholders of Eagle Rock in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement when it becomes available. Information regarding the directors and executive officers of Eagle Rock is also included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Eagle Rock as described above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.
This news release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2008, and the Partnership’s Forms 10-Q filed subsequently with the Securities and Exchange Commission, as well as any other public filings and press releases.
Contact:
Eagle Rock Energy Partners, L.P.
281-408-1203
Jeff Wood
Senior Vice President and Chief Financial Officer

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